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                                                                    Exhibit 99.2

                                  ABAXIS, INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Abaxis, Inc. (the "Company") on Form 10-K for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alberto R. Santa Ines, Vice President of Finance and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                  (1)      The Report fully complies with the requirements of
                           Section 13(a) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Abaxis, Inc. and will be retained by Abaxis, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  June 30, 2003

                                           /s/ Alberto R. Santa Ines
                                           Alberto R. Santa Ines
                                           Chief Financial Officer and Vice
                                           President of Finance